UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2013

CHRYSLER GROUP LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

000-54282	27-0187394
(Commission File Number)	(IRS Employer Identification No.)

1000 Chrysler Drive, Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 512-2950

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 6, 2013, Chrysler Group LLC (“Chrysler”) entered into a Master Private Label Financing Agreement (the “Master Agreement”) with Santander Consumer USA Inc. (“SCUSA”), an affiliate of Banco Santander. Under the Master Agreement, SCUSA will provide a full range of wholesale and retail financing services to Chrysler dealers and consumers, which will be provided under the Chrysler Capital brand name. The financing services will include credit lines to finance Chrysler dealers’ acquisition of automobiles and ancillary products sold or distributed by Chrysler, retail loans and leases to finance consumer acquisitions of new and used vehicles at Chrysler dealerships, financing for commercial and fleet customers and ancillary services. In addition, Chrysler Capital will offer dealers construction loans, real estate mortgage loans, working capital loans and revolving lines of credit.

The new financing service is scheduled to launch May 1, 2013 and SCUSA has agreed to specific transition milestones for the initial year following launch. If the transition milestones are met, the Master Agreement will have a ten year term, subject to early termination in certain circumstances, including the failure by a party to comply with certain of its ongoing obligations under the Master Agreement.

Under the Master Agreement, Chrysler has provided SCUSA with certain rights, including the right to use those of Chrysler’s brand names designated by Chrysler as well as limited exclusivity rights that will provide SCUSA with the right to participate in specified minimum percentages of certain Chrysler retail financing rate incentive programs, commonly known as subvention programs. SCUSA has also provided Chrysler with consideration in the form of a nonrefundable upfront payment which is payable prior to the launch of the new financing service as well as ongoing revenue sharing opportunities and commitments with respect to available funding, approval and penetration rates, price competitiveness and certain exclusivity rights. SCUSA will bear the risk of loss on loans contemplated by the Master Agreement and the parties will share in any residual gains and losses in respect of consumer leases, subject to specific provisions including caps on Chrysler’s participation in gains and losses contained in the Master Agreement.

The description set forth above is qualified in its entirety by the Master Agreement which Chrysler intends to file at the latest as an exhibit to Chrysler’s quarterly report on Form 10-Q for the quarter ending March 31, 2013.

A copy of Chrysler’s press release announcing the Master Private Label Financing Agreement is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by Chrysler Group LLC dated February 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2013

CHRYSLER GROUP LLC
(Registrant)

/s/ Richard K. Palmer
Richard K. Palmer
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Chrysler Group LLC dated February 6, 2013.